SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


            PURSUANT TO SECTION 13 OR 15 (d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): April 27, 1994

                NEW JERSEY RESOURCES CORPORATION
     (Exact name of registrant as specified in its charter)





New Jersey                       1-8359                22-2376465
(State or other jurisdiction     (Commission           (IRS Employer
 of incorporation)               File Number)          Identification No.)


1415 Wyckoff Road                                      07719
Wall, New Jersey                                       (Zip Code)
(Address of principal executive
 offices)

                         (908)938-1480
      (Registrant's telephone number, including area code)

 Item 5. Other Items

 a.) Change in accounting principle
 ----------------------------------

 On April 27, 1994, New Jersey Resources Corporation (the Company) announced that in conjunction with a shift in the strategic direction of NJR Energy Corp., its energy subsidiary, it was changing the accounting method for its natural gas and oil operations from the full cost method to the successful efforts method.

 The Company will reallocate much of the capital previously dedicated to the development of natural gas and oil reserves for use in investment opportunities with closer strategic ties to the rest of the Company's energy business such as gas gathering, storage and marketing. No further exploration activity is planned. The successful efforts accounting method generally requires that costs attributable to unsuccessful exploratory wells be expensed in the period incurred. Under the full cost accounting method, all productive and nonproductive costs related to exploration and development activity are capitalized and subject to a "ceiling" test as calculated under the rules of the Securities and Exchange Commission.

 This change in accounting principle requires a restatement of prior years' financial statements. Accordingly, the Company will file Form 10-K/A for the year ended September 30, 1993 and Form 10-Q/A for the three months ended December 31, 1993. The cumulative effect of this change, as of September 30, 1993, is to reduce retained earnings by $17.2 million, or $1.03 per share of book value. The Company remains in compliance with all loan covenants.

 The impact on earnings for the fiscal years 1989 to 1993 is summarized below:

 (Millions, except per share data)

  Net Income                 1993    1992   1991    1990    1989
                             ----    ----   ----    ----    ----
  As previously reported    $28.5   $23.5  $11.3   $13.0   $16.4

  As restated               $27.2   $22.2   $8.4    $9.1   $13.5


  Earnings per share         1993    1992   1991    1990    1989
                             ----    ----   ----    ----    ----
  As previously reported    $1.72   $1.64   $.83    $.97   $1.45

  As restated               $1.64   $1.55   $.61    $.68   $1.19

 The impact on earnings for the fiscal quarters ended December 31, 1993 and 1992 is summarized below:

 As previously reported:                         Three Months Ended,
                                                    December 31,

                                                   1993     1992
                                                   ----     ----
 Net income before cumulative effect of change
 in accounting for income taxes                    $10.4    $9.9

 Cumulative effect of change in accounting
 for income taxes                                    1.0       -
                                                   -----    -----

 Net income available for common stock             $11.4    $9.9
                                                   =====    ====


 Earnings per common share before cumulative
 effect of change in accounting for income taxes    $.62    $.61

 Cumulative effect of change in accounting
 for income taxes                                    .06        -
                                                    ----    -----

 Earnings per common share                          $.68    $.61
                                                    ====    ====


 As restated:                                    Three Months Ended,
                                                    December 31,

                                                   1993     1992
                                                   ----     ----
 Net income before cumulative effect of change
 in accounting for income taxes                    $10.5    $9.7

 Cumulative effect of change in accounting
 for income taxes                                     .7       -
                                                   -----    ----

 Net income available for common stock             $11.2    $9.7
                                                   =====    ====


 Earnings per common share before cumulative effect
 of change in accounting for income taxes           $.62    $.59

 Cumulative effect of change in accounting
 for income taxes                                    .04       -
                                                    ----   -----

 Earnings per common share                          $.66    $.59
                                                    ====    ====
b.) Bessie-8
- ------------

Reference is made to Note 5 to the Consolidated Financial Statements - Legal and Regulatory Proceedings - j. Bessie-8 in the
                                                -----------
Company's December 31, 1993 Quarterly Report on Form 10-Q/A concerning New Jersey Natural Resources Company's (NJNR's) investment in the Bessie-8 pipeline. In January 1994, the owners of the plant previously served by the Bessie-8 pipeline entered into a three-year natural gas contract with another supplier. In March 1994, NJNR concluded that, based on meetings with its partners to discuss various alternatives for the pipeline, the recovery of NJNR's net investment of $1 million is doubtful. Accordingly, the results for the three and six months ended March 31, 1994 include an after-tax charge to earnings of $650,000, or $.04 per share.



                                  SIGNATURE
                                  ---------





  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               NEW JERSEY RESOURCES CORPORATION
                               --------------------------------



Date: April 27, 1994           By: /s/Laurence M. Downes
      --------------               --------------------------
                                       Laurence M. Downes
                                       Senior Vice President and
                                       Chief Financial Officer